EXHIBIT 23.1

CONSENT OF PRICEWATERHOUSECOOPERS LLP,

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 25, 2012 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in ViaSat, Inc.’s Annual Report on Form 10-K for the year ended March 30, 2012.

/s/    PricewaterhouseCoopers LLP

San Diego, California

June 6, 2012